SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                 -------------------

                                    FORM 8 - A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   EMCOR Group, Inc.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)

              Delaware                                      11-2125338
----------------------------------------              ----------------------
(State of incorporation or organization)                (I.R.S. Employer
                                                        Identification No.)

101 Merritt Seven Corporate Park, Norwalk, Connecticut         06851
------------------------------------------------------     -------------
 (Address of principal executive offices)                   (Zip Code)

   If this form relates to the             If this form relates to the
   registration of a class of securities   registration of a class of securities
   pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
   Exchange Act and is effective           Exchange Act and is effective
   pursuant to General Instruction         pursuant to General Instruction
   A.(c), please check the following       A.(d), please check the following
   box.  |X|                               box:  |_|



Securities  Act  registration   file  number  to  which  this  form  relates:
Not Applicable


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                         Name of Each Exchange on Which
    To be so Registered                         Each Class is to be Registered
    -------------------                         ------------------------------

   Common Stock $.10 Par Value                 New York Stock Exchange

   Common Stock Purchase Rights                New York Stock Exchange
   with respect to Common Stock,
   $.10 Par Value




Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
--------------------------------------------------------------------------------
                                 (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered


                  For a description of the Registrant's Common Stock, par value $.01 per share, and its Common Stock Purchase Rights registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's Prospectus Supplement, dated March 12, 1998, with respect to its Common Stock, which supplements its Prospectus dated February 6, 1998, forming a part of the Registrant's Registration Statement on Form S-3, as amended (File No. 333-44319), filed under the Securities Act of 1933, as amended (the "Registration Statement"), which information is hereby incorporated herein by reference.

Item 2.           Exhibits

                  1. Restated Certificate of Incorporation of the Registrant dated December 14, 1994 (incorporated by reference to Exhibit 3(a-5) to the Registrant's Registration Statement on Form 10 as originally filed March 17, 1995)

                  2. Amendment dated November 28, 1995 to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a-2) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995)

                  3. Amendment dated February 12, 1998 to the Restated Certificate of Incorporation of the Registrant (incorporated by referenced to Exhibit 3(a-3)to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997)

                  4. Rights Agreement dated March 3, 1997 between the Registrant and the Bank of New York (incorporated by reference to Exhibit 1 to the Registrant's Form 8-K dated March 3, 1997)

                  5. Amendment and Restatement to Credit Agreement dated as of December 22, 1992 among the Registrant, certain of its subsidiaries, and Harris Trust and Savings Bank, individually and as agent, and the Lenders which are or become parties thereto (incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998)

                                    SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           EMCOR GROUP, INC.


                                           By      /s/FRANK T. MACINNIS
                                           ----------------------------------
                                           Name:    Frank T. MacInnis
                                           Title:   Chairman of the Board
                                                 and Chief Executive Officer
Dated:  October 30, 2000